Exhibit No. 23.2
SimplaGene USA, Inc.
Form SB-2


                                  EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the use in the Registration Statement (File No. 333- ________) under the Securities Act of 1933 on Form SB-2 of SimplaGene USA, Inc. (a Nevada corporation) of our report dated September 11, 2002 on the financial statements of SimplaGene USA, Inc. as of August 31, 2002 and for the period from August 2, 2002 (date of incorporation) through August 31, 2002, accompanying the financial statements contained in such Form SB-2 Registration Statement Under The
Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


                                                  /s/
                                                  S. W. HATFIELD, CPA
Dallas, Texas
September 23, 2002



                                      E-32